UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025 (May 19, 2025)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

The information disclosed in these Items 1.01, 2.02, 5.02, 7.01 and 9.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On May 14, 2025, Educational Development Corporation (“EDC”, the “Company” or “Seller”) executed a Purchase and Sale Agreement (“Agreement”) with TG OTC, LLC (“Buyer”) for the Company’s headquarters and distribution warehouse located at 5400-5402 South 122nd East Avenue, Tulsa, Oklahoma 74146 (the “Hilti Complex”).

The agreed upon sale price of the Hilti Complex per the executed Agreement totaled $35,150,000 less seller fees and closing costs. The proceeds from the sale will be utilized to pay off the Term Loans and Revolving Loan outstanding in the Credit Agreement with the Company’s Bank. At closing, EDC will assign the existing tenant leases to the Buyer and enter into a new lease for its occupied space in the Hilti Complex. The Agreement does not include the excess land parcel, consisting of approximately 17 acres of undeveloped land adjacent to the Hilti Complex, which will remain under the ownership of EDC.

The Agreement provides the Buyer a 90-day due diligence period to secure financing, perform inspections, review leases and perform other assessments. The closing of the sale is expected to be completed within 30 days following the due diligence period.

The initial term of the new lease with Buyer will be for 10 years, and the initial lease rate will be $8.62 per square foot, with 2.0% annual escalations beginning in year two of the lease and will include two five-year extension options. The Lease will also include typical triple-net terms, where the Seller will be responsible for utilities, insurance, property taxes, and regular maintenance. The Lease is expected to also encompass standard terms that are customary in the local market.

The foregoing descriptions are a summary of the material terms of the Agreement and are not complete. These descriptions are qualified in all respects subject to the actual provisions of the sale Agreement and Lease with the Buyer.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 19, 2025, Educational Development Corporation announced, via press release, fiscal 2025 and fiscal fourth quarter financial results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025 the Board of Directors of the Company unanimously approved adding Steven Hooser to the Company’s Board of Directors. Steven Hooser is a partner with Three Part Advisors, an investor relations firm, and has been engaged as the Investor Relations advisor for the Company for the past 3 years. Three Part Advisors will no longer provide Investor Relations services on a go forward basis. Mr. Hooser, along with the remaining independent directors, is expected to serve on the Audit, Compensation and Governance Committees. Mr. Hooser is being added as a Class I Director and will be included in the 2026 Proxy Statement ballot. Along with this addition, the Board approved Dr. Amy Emerson as a Class III Director and will be included in the 2025 Proxy Statement ballot.

ITEM 7.01 REGULATION FD DISCLOSURE

On May 19, 2025, Educational Development Corporation announced, via press release, fiscal 2025 financial results. Educational Development Corporation’s fiscal 2025 earnings call will be held on Monday, May 19, 2025, at 3:30 PM CT (4:30 PM ET). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit Number	Description
99.1	Press release dated as of May 19, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:	/s/ Craig M. White
Craig M. White
President, Chief Executive Officer, and Chairman of the Board

Date:	May 19, 2025

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